UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2014

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On February 28, 2014 (“Closing”), Q-Dance Partners B.V. (“Q-Dance”), an indirect wholly owned subsidiary of SFX Entertainment, Inc. (the “Company”), completed its acquisition of ten thousand (10,000) shares (the “Shares”) of B2S Holding BV (“B2S”) from Amazing Holding BV (“Amazing”).  The Shares constitute the fifty percent of the outstanding equity interest of B2S not owned by the Company.  In connection with this acquisition, Q-Dance entered into a share purchase agreement (the “Purchase Agreement”), dated February 28, 2014, with Amazing and Jan Lok (“Lok”) based on the terms set forth in the option agreement (the “Option Agreement”), as previously disclosed.

Pursuant to the Purchase Agreement, the consideration transferred at Closing consisted of a cash payment of $14.3 million (net of transaction expenses and other adjustments) and 400,000 shares of the Company’s common stock (the “Stock Consideration”).  As previously disclosed, in connection with the Option Agreement, the Company issued to Lok a warrant to purchase 100,000 shares of the Company’s common stock at an exercise price of $10.00 per share, exercisable as of and following the Closing and expiring on the fifth anniversary of the Closing (the “Warrant”).  The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

The description of the Purchase Agreement set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 3.02              Unregistered Sales of Securities

The information in Item 1.01 above is incorporated by reference into this Item 3.02.  The information regarding the Stock Consideration described in Item 1.01 above, the issuance of the Warrant, and the shares of the Company’s common stock issuable pursuant to such Warrant described herein were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the United States Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of shares of common stock, as a portion of the acquisition consideration, is a privately negotiated transaction with the seller and did not involve a general solicitation.  The certificates representing the Stock Consideration and the shares issued once the Warrant is exercised will contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration statement that has become effective under the Securities Act or pursuant to an exemption from such registration.  Following the issuance of the Stock Consideration, the Company has issued and outstanding 88,655,047 shares of common stock.

Item 7.01              Regulation FD Disclosure

On March 3, 2014, the Company issued a press release announcing, among other things, the closing of the B2S acquisition, on the terms and subject to the conditions set forth in the Purchase Agreement. The press release attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated herein by reference.

The information in this Item 7.01, including the information attached hereto as Exhibit 99.1, is being furnished, not filed, pursuant to Regulation FD. Accordingly, such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Stock Purchase Agreement, dated as of February 28, 2014, by and among Q-Dance Partners B.V., Amazing Holding BV and Jan Lok
10.2	Warrant to Purchase Shares of Common Stock of SFX Entertainment, Inc.
99.1	Press release, dated March 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: March 3, 2014	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director